UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2026, Core Scientific Finance I LLC (the “Issuer”), a wholly-owned indirect subsidiary of Core Scientific, Inc. (“Core Scientific”), completed its previously announced private offering (the “Offering”) of $3.3 billion aggregate principal amount of its 7.750% Senior Secured Notes due 2031 (the “Notes”). The Notes were sold under a purchase agreement, dated as of April 22, 2026, entered into by and among the Issuer, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), Core Scientific Finance Holding LLC and Morgan Stanley & Co. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued at a price equal to 99.250% of their principal amount. The Issuer estimates that the net proceeds from the Offering will be approximately $3.24 billion, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses. The Issuer intends to use the net proceeds from the Offering to fund a debt service reserve account, and the remaining proceeds to make a distribution to Core Scientific. Core Scientific intends to use a portion of the net proceeds it receives from the Issuer to repay in full its outstanding delayed draw term loans under the Bridge Facility (as defined below), including accrued interest thereon and fees and expenses in connection therewith.

Indenture and Notes

The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 6, 2026, between the Issuer, Holdco (as defined below), the Subsidiary Guarantors and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Notes are senior secured obligations of the Issuer and bear interest at a rate of 7.750% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2026. The Notes will mature on May 15, 2031, unless earlier redeemed or repurchased in accordance with their terms.

The Notes will be fully and unconditionally guaranteed by Core Scientific Austin LLC, Core Scientific Denton LLC, Core Scientific Dalton LLC, Core Scientific Marble LLC, and Core Scientific Muskogee LLC, which, as of the issue date, constitute the Issuer’s only subsidiaries.

The Notes and related guarantees are secured by first-priority liens on (i) substantially all assets of the Issuer and the Subsidiary Guarantors, other than certain excluded property, (ii) all equity interests of the Issuer held by the direct parent of the Issuer, Core Scientific Finance Holding LLC (“Holdco”), and (iii) the Parent Collateral (as defined below) (collectively, the “Collateral”).

Amortization of Principal

The principal amount of the Notes will amortize on a semi-annual basis on May 15 and November 15 of each year in an initial amount equal to 11.50% per annum of the principal amount of the Notes outstanding on the issue date, until the Notes have been repaid, repurchased, redeemed or otherwise discharged in full. Required amortization shall be subject to adjustment in case of partial redemption or repurchase or, in certain circumstances, the issuance of additional Notes, and shall be subject to deferral in case of a Datacenter Lease Termination Event (as defined in the Indenture). No amortization will be payable prior to the First Installment Payment Date (as defined in the Indenture).

Redemption

At any time prior to May 15, 2028, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, plus the applicable “make-whole” premium set forth in the Indenture. Prior to May 15, 2028, the Issuer may also redeem up to 40% of the aggregate principal amount of the Notes (which includes additional Notes, if any) in an amount not to exceed the amount of the proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest.

At any time after May 15, 2028, the Issuer may redeem some or all of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest.

Upon the occurrence of a Datacenter Lease Termination Event, the Issuer may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

Subject to certain exceptions, the Issuer will be required to apply 100% of the proceeds of any Datacenter Lease MRC (as defined in the Indenture) to redeem the Notes for cash at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

Repurchase

Upon the occurrence of a change of control as set forth in the Indenture, the Issuer will be required to offer to repurchase all of the then outstanding Notes at a price equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the purchase date.

Subject to certain conditions and exceptions, the Issuer will be required to use the proceeds of any asset sale or casualty event (each as set forth in the Indenture) to offer to repurchase all of the then outstanding Notes on a pro rata basis at a price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest.

Certain Covenants

The Indenture limits the ability of the Issuer and the Subsidiary Guarantors to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) create or incur liens; (v) consummate certain asset sales; (vi) enter into sale and lease back transactions; (vii) hold assets or conduct operations unrelated to the operation of the Facilities (as defined in the Indenture) and certain additional projects; (viii) terminate or amend certain agreements; (ix) engage in certain transactions with their affiliates; and (x) merge, consolidate or transfer or sell all or substantially all of their respective assets.

These covenants are subject to a number of important qualifications and exceptions as set forth in the Indenture. None of Core Scientific or any of its subsidiaries (other than the Issuer, its subsidiaries and HoldCo) will be subject to any of the restrictive covenants in the Indenture.

The Indenture also contains customary events of default, including upon the failure to make timely payments on the notes, the failure to satisfy certain covenants, cross-defaults to material indebtedness, judgment defaults and specified events of bankruptcy, insolvency and reorganization (subject in certain cases to customary grace and cure periods).

Completion Guarantee

Core Scientific will provide a customary, uncapped completion guarantee for the benefit of the holders of the Notes (the “Completion Guarantee”) with respect to the Projects (as defined in the Indenture) (other than the Austin, Texas campus). The Completion Guarantee will require Core Scientific to provide the Issuer with funds necessary to ensure the completion of such Projects in the event that the proceeds of the Notes and other available funds are insufficient to do so. In addition, pursuant to the Completion Guarantee, Core Scientific also granted to the Collateral Agent, for the benefit of the holders of the Notes, a security interest in certain assets and rights identified as subject to the Ringfencing (as defined therein) which are not yet transferred (or in which rights to use have not been granted) to the Issuer or Subsidiary Guarantors as of the issue date (collectively, the “Parent Collateral”). The Completion Guarantee is not a guarantee of the notes, and the Notes are not guaranteed by Core Scientific.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the forms of the certificate representing the Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such Exhibits.

Item 1.02. Termination of a Material Definitive Agreement.

On May 6, 2026, Core Scientific repaid, with proceeds from the issuance and sale of the Notes, all of the borrowings outstanding under the Delayed-Draw Bridge Credit Agreement, dated March 4, 2026, by and among Core Scientific, as borrower, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended by Amendment No. 1 to Delayed-Draw Bridge Credit Agreement, the “Bridge Credit Agreement”), which provided for a senior secured delayed-draw term loan facility in an aggregate principal amount of up to $1,000.0 million (the “Bridge Facility”). In connection therewith, all liabilities, obligations and indebtedness under the Bridge Credit Agreement were released, discharged and satisfied in full.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On April 22, 2026, Core Scientific issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Core Scientific intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the intended use of the net proceeds from the Offering. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Core Scientific.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in “Part I. Item 1A.—Risk Factors” of Core Scientific’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Core Scientific’s other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

There may be additional risks that Core Scientific could not presently know or that Core Scientific currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Core Scientific’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing Core Scientific’s assessments as of any date subsequent to the date of this press release. Core Scientific anticipates that subsequent events and developments will cause Core Scientific’s assessments to change. However, while Core Scientific may elect to update these forward-looking statements at some point in the future, Core Scientific specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of May 6, 2026, by and between the Issuer and Wilmington Savings Fund Society, FSB, as Trustee.

4.2	Form of Global Note, representing the Issuer’s 7.750% Senior Secured Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Press release entitled “Core Scientific Announces Pricing of $3.3 Billion of Senior Secured Notes,” dated April 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.
Dated: May 6, 2026

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer